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SECURITIES AND EXCHANGE COMMISSION

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SCRIPT

TITLE: R&D UPDATE

TITLE: Dr VIJAY SWARUP

TITLE: Vice President R&D ExxonMobil

TITLE: SOLVING THE DUAL CHALLENGE

TITLE: 5 KEY TAKEAWAYS

TITLE: 1. WE ARE EXPECTING 2 BILLION NEW PEOPLE

VJ: The dual challenge, it’s used a lot but it’s a pretty simple concept.

TITLE: GLOBAL POPULATION 2019: 7.5 BILLION

VJ: It’s providing affordable energy to a growing population,

TITLE: GLOBAL POPULATION 2040: 9.2 BILLION

VJ: a population growing from 7 billion to 9 billion, while addressing the risks of climate change.

VJ: For that we think there’s going to be a new technology set required.

TITLE: 2. AMBITION DRIVES INNOVATION

VJ: The European Union have set some lofty ambitions.

VJ: And from a technology perspective, lofty ambitions are a key component of driving innovation.

VJ: Ambition is going to be the catalyst for innovation.

TITLE: 3. EXXONMOBIL HAS CAPTURED MORE CO2 THAN ANYONE ELSE

VJ: Carbon capture and sequestration is a big piece of our R&D portfolio.

VJ: We’ve been doing it for over 40 years and we are the largest practitioner of carbon capture and sequestration.

VJ: We know it can be done safely.

VJ: We know that CO2 can be sequestered for decades.

VJ: Now the challenge we have is we have to come up with alternate technologies because carbon capture and sequestration is expensive and it is energy intensive.

TITLE: 4. SCALING UP FOR TECH IS THE HARD PART

VJ: The most common question I get in my role is:

VJ: Why is it taking so long?

VJ: Why can’t we just solve it now?

VJ: We need new solutions, we need a new technology set.

VJ: And then it will take time to build it out at the scale we need.

VJ: That doesn’t mean it can’t be done.

TITLE: 5. GOOD RESEARCH REQUIRES OPTIMISM

VJ: I’m optimistic, I think it can be solved.

VJ: Optimism is, in my mind, an inherent element to being a researcher.

VJ: If the researcher isn’t optimistic, probably not going to be a very good researcher.

VJ: Because a researcher will fail, far more than he will succeed.

VJ: And therefore it takes patience, it takes passion, it takes a little bit of stubbornness, in order to do it.

TITLE: FOLLOW OUR PROGRESS ON SOLVING THE DUAL CHALLENGE

VJ: Whose phone was it?

VJ: Find that guy! Whose phone was it?

VJ: Whose phone was that?

VJ: Oh! We’ve got the guilty party over there…

VJ: I was hoping it wasn’t my watch.

VJ: I don’t think I put my watch on airplane mode.

TITLE: (ENERGY FACTOR LOGO)

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.